EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of Simclar, Inc., a Florida corporation (the “Company”), hereby appoints Barry J. Pardon and Marshall W. Griffin, Jr. as his or her true and lawful attorneys-in-fact, or either one of them individually with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the United States Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of March 1, 2007.

Signature	Title

/s/ Samuel J. Russell	Chairman of the Board of Directors and
Samuel J. Russell	Chief Executive Officer

/s/ Barry J. Pardon	President and Director
Barry J. Pardon	(principal executive officer)

/s/ John Ian Durie	Vice President (Finance) and Director
John Ian Durie

/s/ Marshall W. Griffin, Jr.	Chief Financial Officer, Treasurer and Secretary
Marshall W. Griffin, Jr.	(principal financial and principal accounting officer)

/s/ Patrick Lacchia	Director
Patrick Lacchia

/s/ A. Graeme Manson	Director
A. Graeme Manson

/s/ Kenneth M. MacKay, M.D.	Director
Kenneth M. MacKay, M.D.

/s/ Christina M. J. Russell	Director
Christina M. J. Russell